UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2003

American Dental Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23363	04-3297858
(IRS Employer Identification No.)	(Commission File Number)

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts, 01880

(Address of Principal Executive Offices, Zip Code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s Telephone Number, Including Area Code)

Item 4.    Changes in Registrant’s Certifying Accountant

On November 20, 2003, American Dental Partners, Inc., a Delaware corporation (“ADPI”), acting through the audit committee of its board of directors (the “Audit Committee”), engaged PricewaterhouseCoopers (“PWC”) as ADPI’s independent accountant for the year ending December 31, 2003. PWC replaces KPMG, LLP (“KPMG”), which was dismissed as ADPI’s independent accountant by the Audit Committee effective November 18, 2003. The decision to dismiss KPMG was communicated by ADPI to KPMG on November 19, 2003.

The audit reports of KPMG on ADPI’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of ADPI’s consolidated financial statements as of and for the two years ended December 31, 2002 and in the subsequent interim period through November 18, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the matter in their report. A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.

During the two most recent years and the subsequent interim period through November 18, 2003 neither ADPI nor anyone on behalf of ADPI consulted with PWC regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on ADPI’s consolidated financial statements; or on any matter considered important by ADPI in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.     Financial Statements and Exhibits

(c)    Exhibits

16.1 KPMG LLP Letter of Agreement dated November 24, 2003 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Securities and Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

Date: November 24, 2003	By:	/s/ BREHT T. FEIGH
Breht T. Feigh Executive Vice President, Chief Financial Officer and Treasurer